Exhibit 10.1

COHN LIFLAND PEARLMAN
HERRMANN & KNOPF LLP
Joseph B. Brown, Esq. (015811977)
Park 80 West - Plaza One
250 Pehle Avenue, Suite 401
Saddle Brook, New Jersey 07663
(201) 845-9600

Attorneys for Plaintiff
Our File: 38,607-0

EVENFLOW FUNDING, LLC, Plaintiff, -vs- INVESTVIEW, INC. (f/k/a Global Investors Services, Inc.), a Corporation of the State of Nevada, WILLIAM C. KOSOFF, and NICHOLAS S. MATURO, Defendants.	SUPERIOR COURT OF NEW JERSEY LAW DIVISION MONMOUTH COUNTY DOCKET NO. MON-L-3105-13 CIVIL ACTION STIPULATION OF SETTLEMENT

This matter having come before the Court upon the application of both the plaintiff and the defendants; and the parties having agreed and resolved their differences; it is hereby STIPULATED and AGREED between them as follows:

1.        The defendants shall pay to the plaintiff the total sum of $425,000.00 as follows:

(a)      All payments shall be made by the defendant, Investview, Inc.

(b)     All payments shall be made by the issuance of checks made payable to the "Cohn Lifland Trust Account, as attorney for Evenflow Funding, LLC", and mailed to the plaintiff’s attorneys at:

Joseph B. Brown, Esq.

Cohn Lifland Pearlman Herrmann & Knopf LLP

Park 80 West - Plaza One

250 Pehle Avenue, Suite 401

Saddle Brook, NJ 07663

(c)     The amount of each payment shall be equal to ten (10%) percent of the Net Revenues (Revenues less allowances, returns and payments to revenue sharing agreements, if any) of defendant, Investview, Inc., which it has reported each quarter to the Securities and Exchange Commission, commencing with the quarter ending September 30, 2014.

(d)     Payments shall be made quarterly, and shall be due and payable on the tenth (10th) day following Investview, Inc.'s filing of their SEC Form 10-K or Form 10-Q with the United States Securities and Exchange Commission. By way of example, Investview's FORM 10-Q for the fiscal quarter ended December 31, 2013 was filed with the United States Securities and Exchange Commission on February 14, 20014. Pursuant to the terms above, Investview's payment for such quarter would be required to be made by February 24, 2014.

(e)     In addition to the above, an initial payment of $25,000.00 shall be made immediately upon the execution of this Stipulation of Settlement by Investview, Inc..

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(f)     An additional payment of $25,000.00 shall be made twelve (12) months after the date of the initial payment referred to in (e), supra.

(g)    The two (2) payments referred to in (e) and (f), supra, shall be in addition to the quarterly payments set forth in (c) and (d) above.

2.       In the event of a default, as defined herein, then the plaintiff, upon the filing of an Ex Parte Affidavit of Default, shall be entitled to the entry of a Judgment against the defendants, jointly and severally, in the total sum of $425,000.00 (less a credit for any payments made pursuant to this Stipulation of Settlement to the date of default).

3.       A default, as defined herein, shall mean one or more of the following events:

(a)     Failure to pay any installment when due after written notice is properly given pursuant to Paragraph 4 below.

(b)     The making of an Assignment by any of the defendants for the Benefit of Creditors; the filing of a Petition by or against any of defendants for relief under any provisions of the Federal Bankruptcy Code or any state insolvency statutes; or the appointment of a Trustee or Receiver for any property of any of the defendants.

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4.     If any scheduled payment herein is not delivered when due, Plaintiff shall deliver a Notice of Breach to Investview, Inc. and Defendants' Counsel. Defendants shall then have an opportunity to cure the breach, by delivering the missing payment to Plaintiff's Counsel within five (5) business days of receipt of the Notice of Breach. If any such breach is not timely cured, the total amount of the settlement sum then outstanding shall be accelerated ("Accelerated Sum") and shall be delivered on or before ten (10) business days after receipt of the Notice of Breach ("Cure Period"). In the event of Defendants' failure to timely deliver the Accelerated Sum within the Cure Period, Plaintiff may file the Affidavit of Default without further notice as set forth in Paragraph 2 hereof.

5.     Notices. Any notice or other communication given under or relating to this Agreement shall be in writing and shall be sent by: (a) hand delivery; (b) reputable overnight delivery service for next business day delivery or; (c) registered or certified United States mail (return receipt requested), in each case with delivery charges prepaid, to the Parties at the following respective addresses (or at such other address for a Party as shall be specified by him, her or it by like notice):

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If to the Plaintiff:

Joseph B. Brown, Esq.

Cohn, Lifland, Pearlman, Herrmann & Knopf LLP

Park 80 West – Plaza One

250 Pehle Avenue, Suite 401

Saddle Brook, New Jersey 07663

Attention Jay Brown, Esq.

(201) 845–9600

If to the Defendants:

Investview, Inc.

54 Broad Street

Suite 303

Red Bank, New Jersey 07701

(732) 380–7271

With a Copy to:

Ledwith & Atkinson

14 St. James Place

Lynbrook, New York 11563

Fax: (516) 593–1816

Email: Thomas D. Atkinson:

tatkinson@ledwithatkinson.com

Attn.: Thomas D. Atkinson, Esq.

Notices and communications shall be effective: (a) when delivered if sent by hand delivery; (b) on the first business day following the day timely deposited for overnight delivery with Federal Express (or other equivalent national overnight courier service) ; or (c) on the fifth (5th) business day following the day duly sent by certified or registered United States mail, return receipt requested.

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5.   Upon full compliance with the terms set forth hereinabove, the parties shall file a Stipulation of Dismissal with Prejudice.

COHN LIFLAND PEARLMAN
HERRMANN & KNOPF LLP
Attorneys for Plaintiff,
Evenflow Funding, LLC

DATED: October 13, 2014	BY:	/s/ JOSEPH B. BROWN
JOSEPH B. BROWN

The Sattiraju Law Firm, PC
Attorneys for Defendants,
Investview, Inc., William C.
Kosoff, and Nicholas S. Maturo

DATED: September __, 2014	BY:	/s/ THOMAS D. ATKINSON
THOMAS D. ATKINSON

Investview, Inc.
54 Broad Street
Suite 303
Red Bank, New Jersey 07701

DATED: September __, 2014	BY:	/s/ Joseph J. Louro
Dr. Joseph J. Louro
C.E.O Investview, Inc.

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